Exhibit 10.4

Execution Version

EUROPEAN CO-PLACEMENT AGREEMENT

This Placement Agreement (this “European Co-Placement Agreement”) is made as of the 17 day of April, 2014, by and between Arbor Realty Collateralized Loan Obligation 2014-1, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), Arbor Realty Collateralized Loan Obligation 2014-1, LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”) and Chalkhill Partners LLP (the “European Co-Placement Agent”).

W I T N E S S E T H:

WHEREAS, the Co-Issuers intend to co-issue (a) the U.S.$221,250,000 Class A Senior Secured Floating Rate Notes, due 2024 (the “Class A Notes”); (b) the U.S.$24,250,000 Class B Secured Floating Rate Notes, due 2024 (the “Class B Notes” and, together with the Class A Notes, the “Notes”); and (c) the U.S.$35,750,000 Class C Secured Floating Rate Notes, due 2024 (the “Class C Notes”) pursuant to an indenture, to be dated as of April 28, 2014 (the “Indenture”), by and between the Issuer, the Co-Issuer, U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), paying agent, calculation agent, transfer agent, custodial securities intermediary, backup advancing agent and notes registrar, and Arbor Realty SR, Inc., as advancing agent (the “Advancing Agent”);

WHEREAS, the Issuer intends to issue 93,750 preferred shares, with a par value of U.S.$0.0001 per share and a notional amount of U.S.$1.00 per share (the “Preferred Shares” and, together with the Notes, the “Securities”) pursuant to the Governing Documents (as defined in the Indenture) of the Issuer, certain resolutions of the board of directors of the Issuer passed prior to the issuance of the Preferred Shares and the Preferred Shares Paying Agency Agreement, to be dated as of April 28, 2014 (the “Preferred Shares Paying Agency Agreement”), among the Issuer, U.S. Bank National Association, as preferred shares paying agent (the “Preferred Shares Paying Agent”), and MaplesFS Limited, as share registrar;

WHEREAS, Arbor Realty Collateral Management, LLC (“ARCM”) shall act as loan obligation manager (the “Loan Obligation Manager”) of the Issuer’s assets in accordance with the terms of a loan management agreement, to be dated as of April 28, 2014 (the “Loan Obligation Management Agreement”), between the Loan Obligation Manager and the Issuer;

WHEREAS, the Co-Issuers have entered into a placement agreement, dated on or about the date of this European Co-Placement Agreement, governing the placement in the United States of Class A Notes, Class B Notes and Class C Notes by and between the Issuer, the Co-Issuer and Sandler O’Neill & Partners L.P. (the “Lead Placement Agent”) (the “Lead Placement Agreement”).

WHEREAS, on the Closing Date, the Issuer will purchase, have committed to purchase or have identified for purchase the Loan Obligations from Arbor Realty SR, Inc. (including any successor by merger, the “Parent”) and/or one or more of the Parent’s affiliates or subsidiaries (collectively, the “Sellers”); and

WHEREAS, the European Co-Placement Agent hereby acknowledges that it has received good and valuable consideration hereunder.

NOW, THEREFORE, the parties agree as follows:

1.                                      Defined Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings specified in the Indenture.

2.                                      Appointment of European Co-Placement Agent; Placement of the Notes outside of the United States.  (a)  On the terms and subject to the conditions specified in this Agreement, the Issuer and the Co-Issuer appoint the European Co-Placement Agent as their agent, and the European Co-Placement Agent hereby accepts such appointment and agrees to act as agent, to use reasonable efforts to place the Class A Notes and the Class B Notes in the respective principal amounts (the “Placement Amounts”) specified in Schedule A hereto, in privately negotiated transactions at varying prices determined by the Issuer and the Co-Issuer and the European Co-Placement Agent and agreed to with purchasers at times of sale, outside the United States.  In placing the Notes, the European Co-Placement Agent shall be obligated to act solely as agent.

(b)                                 Prior to or at the time that the Notes are first issued or delivered, the conditions precedent in Section 7 hereof shall have been satisfied in the sole judgment of the European Co-Placement Agent exercised in good faith.

(c)                                  The European Co-Placement Agent may make a market in the Notes, but is not obligated to do so, and may cease any such activity at any time without notice.

3.                                      Placement of Notes.  The Issuer and the Co-Issuer intends that a portion of the Notes be placed through the European Co-Placement Agent as soon after this Agreement has become effective as is advisable in the judgment of the European Co-Placement Agent. The Issuer and the Co-Issuer confirm that they have jointly authorized the European Co-Placement Agent, subject to the restrictions set forth below, to distribute copies of the offering memorandum dated April 17, 2014 (the “Offering Memorandum”) outside the United States in connection with the placement of Notes in compliance with Regulation S under the US Securities Act of 1933 (the “Securities Act”).

4.                                      Representations, Warranties and Covenants of the Issuer and the Co-Issuer.  The Issuer and the Co-Issuer represents and warrants (with respect to itself only) to the European Co-Placement Agent as of the Closing Date, and agrees with the European Co-Placement Agent, that:

(a)                                 it has not, directly or indirectly, solicited any offer to buy or offered to sell, and shall not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act;

(b)                                 the Notes are eligible for resale pursuant to Rule 144A under the Securities Act and shall not be, on the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the United States Securities Exchange Act, as amended (the “Exchange Act”), or quoted in a United States automated interdealer quotation system;

(c)                                  the Offering Memorandum, the marketing materials dated April 17, 2014 and the related asset summaries (collectively, the “Offering Materials”) have been prepared by the Issuer and the Co-Issuer, as applicable, in connection with the placement of the Notes.  The Offering Materials and any amendments or supplements thereto did not and shall not, as of their respective dates and, in the case of the Offering Memorandum, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except that the representations and warranties set forth in this Section 4(c) do not apply to statements or omissions that are made in reliance upon and in conformity with information relating solely to the European Co-Placement Agent furnished to the Issuer and the Co-Issuer by the European Co-Placement Agent expressly for use in the Offering Materials or any amendment or supplement thereto.

(d)                                 since the respective dates as of which information is given in the Offering Materials, except as contemplated or set forth in the Offering Memorandum, it has not carried on any business other than as described in the Offering Materials relating to the issue of the Securities;

(e)                                  the Issuer does not have any subsidiaries and the Co-Issuer does not have any subsidiaries;

(f)                                   the Issuer (1) is an exempted company incorporated with limited liability that has been duly and validly incorporated and is existing and in good standing under the laws of the Cayman Islands; (2) is duly qualified to do business as a foreign limited liability company and is in good standing in all jurisdictions in which the ownership of its assets or in which the conduct of its business requires or shall require such qualification; and (3) has full power and authority to own its assets and conduct its business as described in the Offering Materials and to enter into and perform its obligations under this Agreement, the Securities Account Control Agreement, the Indenture, the Preferred Shares Paying Agency Agreement, the Servicing Agreement, each Loan Obligations Purchase Agreement and the Loan Obligation Management Agreement, the Lead Placement Agreement and to enter into and consummate all the transactions in connection therewith as contemplated by such agreements and in the Offering Materials;

(g)                                  the Co-Issuer (1) is a limited liability company that is in good standing under the laws of the State of Delaware, and is duly qualified to do business as a limited liability company and is in good standing in all jurisdictions in which the ownership of its assets or in which the conduct of its business requires or shall require such qualification; and (2) has full power and authority to own its assets and conduct its business as described in the Offering Materials and to enter into and perform its obligations under this Agreement and the Indenture and to enter into and consummate all the transactions in connection therewith as contemplated by such agreements and in the Offering Materials;

(h)                                 the Issuer has the authorized share capital as set forth in the Offering Memorandum and all of the issued Preferred Shares of the Issuer will have been duly and validly authorized and issued and are fully paid and nonassessable, and all of the issued ordinary shares of the Issuer shall be held on the Closing Date by ARMS 2014-1 Equity Holdings LLC (“ARMS Equity”);

(i)                                     the Co-Issuer has the authorized capitalization as set forth in the Offering Memorandum and all of the issued membership interests of the Co-Issuer have been duly and validly authorized and issued and all of the issued membership interests of the Co-Issuer shall be held by Arbor Realty SR, Inc.;

(j)                                    the Notes have been duly authorized by the Co-Issuer, and when issued and delivered and when appropriate entries have been made in the Notes Register pursuant to this Agreement and the Indenture against payment therefor, shall have been duly executed, authenticated, issued and delivered and shall constitute valid and legally binding obligations of the Co-Issuer, enforceable against the Co-Issuer in accordance with their terms and entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(k)                                 the Notes have been duly authorized by the Issuer and, when issued, authenticated and delivered and when appropriate entries have been made in the Notes Register pursuant to this Agreement and the Indenture against payment therefor, shall have been duly executed, authenticated, issued and delivered and shall constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(l)                                     each of the Indenture and this Agreement has been duly authorized by the Co-Issuer and, when executed and delivered by the parties thereto and hereto, shall constitute a valid and legally binding instrument, enforceable in accordance with its respective terms, under the laws of the State of New York and all other relevant laws, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(m)                             each of the Indenture, the Preferred Shares Paying Agency Agreement, the Servicing Agreement, the Loan Obligation Management Agreement, the Securities Account Control Agreement, this Agreement and each Loan Obligations Purchase Agreement has been duly authorized by the Issuer and when executed and delivered by the parties thereto and hereto, shall constitute a valid and legally binding instrument, enforceable in accordance with its terms under the laws of the State of New York and all other relevant laws, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(n)                                 except as may be required under state securities laws, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Co-Issuer of its obligations hereunder, in connection with the offering, issuance, placement or sale of the Notes hereunder or the consummation of the transactions contemplated by or for the due execution, delivery or performance of this Agreement, the Indenture, the Notes or any other agreement or instrument entered into or issued or to be entered into or issued by the Co-Issuer in connection with the consummation of the transactions contemplated herein and in the Offering Materials (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Offering Memorandum under the caption “Use of Proceeds”);

(o)                                 except as may be required under state securities laws, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Issuer of its obligations hereunder, in connection with the offering, issuance or sale of the Notes hereunder or the consummation of the transactions contemplated by or for the due execution, delivery or performance of this Agreement, the Indenture, the Preferred Shares Paying Agency Agreement, the Securities Account Control Agreement, the Securities, each Loan Obligations Purchase Agreement, the Servicing Agreement, the Loan Obligation Management Agreement, the Lead Placement Agreement or any other agreement or instrument entered into or issued or to be entered into or issued by the Issuer in connection with the consummation of the transactions contemplated herein and in the Offering Materials (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption “Use of Proceeds”);

(p)                                 the statements set forth in the Offering Memorandum under the captions “Description of the Securities,” “Security for the Notes,” “The Loan Obligation Management Agreement,” “The Issuer” and “The Co-Issuer” insofar as they purport to constitute a description of the Issuer or the Co-Issuer or a summary of the terms of the Notes, the Indenture, the Preferred Shares Paying Agency Agreement, the Securities Account Control Agreement, the Servicing Agreement, each Loan Obligations Purchase Agreement and the Loan Obligation Management Agreement and under the captions “Certain U.S. Federal Income Tax Considerations,” “Cayman Islands Tax Considerations,” “Certain ERISA Considerations” and “Placement of the Notes,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are correct in all material respects;

(q)                                 the issue and placement of the Notes and the compliance by the Issuer with all of the provisions of the Indenture, the Preferred Shares Paying Agency Agreement, the Securities Account Control Agreement, each Loan Obligations Purchase Agreement, the Securities, the Servicing Agreement, the Loan Obligation Management Agreement, the Lead Placement Agreement and this European Co-Placement Agreement and the consummation of the transactions herein and therein contemplated shall not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other agreement or instrument to which the Issuer or the Co-Issuer is a party or by which the Issuer or the Co-Issuer is bound, nor shall such action result in any violation of the provisions of the Governing Documents of each of the Issuer or the Co-Issuer or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or the Co-Issuer of each of their assets; and, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the transactions by the Issuer and the Co-Issuer contemplated by this European Co-Placement Agreement, the Indenture, the Preferred Shares Paying Agency Agreement, each Loan Obligations Purchase Agreement, the Lead Placement Agreement or the Loan Obligation Management Agreement (other than any governmental or other consents that have already been obtained by either the Issuer or the Co-Issuer and that were in full force and effect);

(r)                                    the Issuer has taken or caused to be taken all necessary actions to create and perfect a first priority security interest in the Assets in favor of the Trustee for the benefit of the Secured Parties under the Indenture;

(s)                                   there are no legal or governmental proceedings, inquiries or investigations pending to which the Issuer or the Co-Issuer is a party or of which any property of the Issuer or Co-Issuer is the subject and, to the Issuer’s and Co-Issuer’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(t)                                    on the Closing Date, there shall not exist any default by any of the Issuer or the Co-Issuer or any condition, event or act, which, with notice or lapse of time or both, would constitute an Event of Default by the Issuer or the Co-Issuer under the Indenture;

(u)                                 none of the Issuer, the Co-Issuer or any persons acting on their behalf (other than the European Co-Placement Agent or the Lead Placement Agent as to whom the Co-Issuers make no representation) has engaged or shall engage in any directed selling efforts as defined in Rule 902 of Regulation S under the Securities Act with respect to the Securities, and none of the foregoing persons has offered, placed or sold any of the Securities, except for the placement of the Notes pursuant to this European Co-Placement Agreement or the Lead Placement Agreement and the sale of the Preferred Shares to ARMS Equity;

(v)                                 neither the Issuer nor the Co-Issuer has entered into contractual arrangements with any person with respect to the distribution of (1) the Notes, other than the European Co-Placement Agent pursuant to this European Co-Placement Agreement and the Lead Placement Agent pursuant to the Lead Placement Agreement and (2) the Preferred Shares, other than pursuant to the Subscription Agreement dated as of the date hereof and signed by ARMS Equity (the “Subscription Agreement”);

(w)                               no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the European Co-Placement Agent to the government of the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with the issuance, sale and delivery by the Issuer and the Co-Issuer or the placement by the European Co-Placement Agent outside the Cayman Islands of the Notes to the investors thereof; provided that Cayman Islands stamp duty will be payable if any of the Notes or Transaction Documents are executed in, or after execution, brought into the Cayman Islands;

(x)                                 neither the Issuer nor the Co-Issuer has offered or sold any Securities by means of any form of general solicitation or general advertising and none of the foregoing persons shall offer to sell, offer for sale or sell the Securities by means of any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(y)                                 assuming compliance by the European Co-Placement Agent with the placement restrictions set forth in this European Co-Placement Agreement and by the Lead Placement Agent in the Lead Placement Agreement and compliance by ARMS Equity with the restrictions set forth in the Preferred Shares Paying Agency Agreement, neither the Issuer nor the Co-Issuer is required to be registered as an “investment company” and neither the Issuer nor the Co-Issuer shall be required to register as an “investment company” under the US Investment Company Act of 1940 (the “Investment Company Act”) as a result of the conduct of its business in the manner contemplated by the Offering Memorandum;

(z)                                  assuming compliance by the European Co-Placement Agent with the placement restrictions set forth in this European Co-Placement Agreement and by the Lead Placement Agent in the Lead Placement Agreement and compliance by ARMS Equity with the restrictions set forth in the Preferred Shares Paying Agency Agreement, no registration of the Securities under the Securities Act is required for the placement of the Notes in the manner contemplated by this Agreement and the Offering Memorandum or the sale of the Preferred Shares under the Subscription Agreement and no qualification of an indenture under the Trust Indenture Act of 1939, as amended, is required for the offer, sale and placement of the Securities in the manner contemplated by this Agreement, the Subscription Agreement and the Offering Memorandum;

(aa)                          each of the Issuer and the Co-Issuer shall make available to the European Co-Placement Agent such number of copies of the Offering Memorandum and any amendment or supplement thereto as the European Co-Placement Agent shall reasonably request;

(bb)                          neither the Issuer nor the Co-Issuer has offered and neither the Issuer nor the Co-Issuer shall offer (1) the Notes, except pursuant to this European Co-Placement Agreement and the Lead Placement Agreement and (2) the Preferred Shares, except pursuant to the Subscription Agreement;

(cc)                            the Co-Issuers shall offer and sell the Notes and the Issuer shall offer and sell the Preferred Shares, only to persons (1) who are “qualified purchasers” as defined in Section 2(a)(51) of the Investment Company Act (“Qualified Purchasers”) that (except with respect to the sale of the Preferred Shares to ARMS Equity) the Co-Issuers reasonably believe are (A) “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Securities Act (“Rule 144A”) and whom the seller has informed that the reoffer, resale, pledge or other transfer is being made in reliance on Rule 144A or (B) solely in the case of Notes issued as Definitive Notes, institutional “accredited investors” under Rule 501(a)(1), (2) (3) or (7) of Regulation D under the Securities Act (“Regulation D”) or (2) the Co-Issuers reasonably believe are not “U.S. persons” or U.S. residents for purposes of the Investment Company Act and that the sale, reoffer, resale, pledge or other transfer is being made in compliance with Regulation S under the Securities Act (“Regulation S”); terms used in this paragraph have the meanings given to them by Regulation S, Rule 144A or Regulation D, as applicable;

(dd)                          each of the Issuer and the Co-Issuer shall immediately notify the European Co-Placement Agent, and confirm such notice in writing, of (1) any filing made by the Co-Issuers of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (2) prior to the completion of the placement of the Notes by the European Co-Placement Agent, any material changes in or affecting the earnings, business affairs or business prospects of either the Issuer or the Co-Issuer which (i) make any statement in the Offering Materials false or misleading in any material respect or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of any of the Issuer, the Co-Issuer, their counsel, the European Co-Placement Agent or its counsel, to amend or supplement the Offering Materials in order that the final Offering Materials not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, each of the Issuer and the Co-Issuer shall forthwith amend or supplement the final Offering Materials by preparing and furnishing to the European Co-Placement Agent an amendment or amendments of, or a supplement or supplements to, the final Offering Materials (in form and in substance satisfactory in the opinion of counsel for the European Co-Placement Agent) so that, as so amended or supplemented, the final Offering Materials shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to an investor, not misleading;

(ee)                            each of the Issuer and the Co-Issuer shall advise the European Co-Placement Agent promptly of any proposal to amend or supplement the Offering Materials and shall not effect such amendment or supplement without the consent of the European Co-Placement Agent, which consent shall not be unreasonably withheld or delayed.  Neither the consent of the European Co-Placement Agent to, nor the European Co-Placement Agent’s delivery of, any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 7 hereof;

(ff)                              each of the Issuer and the Co-Issuer agrees that it shall not make any offer or sale of Securities of any class if, as a result of the doctrine of “integration” referred to in Rule 502 promulgated under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the placement of the Notes by the European Co-Placement Agent, (ii) the resale of the Notes by the initial investors to others, or (iii) the initial sale of the Preferred Shares) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise;

(gg)                            each of the Issuer and the Co-Issuer agrees that, in order to render the Notes eligible for resale pursuant to Rule 144A under the Securities Act, while any of the Notes remain outstanding, they shall make available, upon request, to any Holder of the Notes or prospective purchasers of the Notes designated by any Holder the information specified in Rule 144A(d)(4), unless each of the Issuer and the Co-Issuer furnishes information to the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13 or 15(d)

of the Exchange Act (such information, whether made available to Holders or prospective purchasers or furnished to the Commission, is hereinafter referred to as “Additional Information”);

(hh)                          each of the Issuer and the Co-Issuer shall use the net proceeds received by them from the sale of the Securities in the manner specified in the Offering Memorandum under “Use of Proceeds”;

(ii)                                  during a period of 180 days from the date of the Offering Memorandum, neither the Issuer nor the Co-Issuer shall, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities or guarantees of debt securities of the Issuer or the Co-Issuer, as applicable, or any securities convertible or exchangeable into or exercisable for any debt securities or guarantees of debt securities of the Issuer or the Co-Issuer, as applicable, or any securities convertible or exchangeable into or exercisable for any debt security or guarantee of debt securities of the Issuer or Co-Issuer, except as described in the Offering Memorandum;

(jj)                                the Issuer shall use all reasonable efforts in cooperation with the European Co-Placement Agent to permit the Notes to be eligible for clearance and settlement through DTC;

(kk)                          each certificate representing a Note shall bear the legends contained in the Indenture for the time period and upon the other terms stated in the Indenture;

(ll)                                  each certificate representing a Preferred Share shall bear the legends contained in the Preferred Shares Paying Agency Agreement for the time period and upon the other terms stated in the Preferred Shares Paying Agency Agreement;

(mm)                  the Co-Issuers shall have no debt other than as indicated in or contemplated by the Offering Memorandum (including, without limitation, expenses incurred in connection with the offering of the Notes);

(nn)                          the application of the proceeds of the sale of the Securities shall not be in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended and in effect on the Closing Date;

(oo)                          the Co-Issuers have taken all necessary steps to ensure that any Bloomberg screen containing information about the Notes represented by Rule 144A Global Securities includes the following (or similar) language:

(i)             the “Note Box” on the bottom of the “Security Display” page describing the Rule 144A Global Securities shall state: “Iss’d Under 144A”;

(ii)          the “Security Display” page shall have flashing red indicator “See Other Available Information”; and

(iii)       the indicator shall link to the “Additional Security Information” page, which shall state that the securities “are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are both (i) qualified institutional buyers (as defined in Rule 144A under the Securities Act) and (ii) qualified purchasers (as defined under Section 3(c)(7) under the 1940 Act).”

(pp)                          the Co-Issuers, have confirmed that CUSIP has established a “fixed field” attached to the CUSIP numbers for the Notes represented by Rule 144A Global Securities containing “144A” indicators; and

(qq)                          the Co-Issuers have complied with the representations, certifications and covenants made to Moody’s Investor Service, Inc. (“Moody’s”) and DBRS, Inc., (“DBRS”) (the “Hired NRSROs”) in connection with the engagement of the Hired NRSROs to issue and monitor credit ratings on the Notes, including any certification provided to the Hired NRSROs in connection with Rule 17g-5(a)(iii) of the Exchange Act (“Rule 17g-5”).  The Co-Issuers are the sole parties responsible for compliance with Rule 17g-5 in connection with the issuance and monitoring of the credit ratings on the Notes.  Each of the Issuer and Co-Issuer shall comply with the representations, certifications and covenants made by it in the engagement letters with the Hired NRSROs, including any representation, certification or covenant provided to the Hired NRSROs in connection with Rule 17g-5, and shall make accessible to any non-hired nationally recognized statistical rating organization all information provided to each Hired NRSROs in connection with the issuance and monitoring of the credit ratings on the Notes in accordance with Rule 17g-5.

5.                                      Representations, Warranties and Covenants of the European Co-Placement Agent.  The European Co-Placement Agent, hereby represents and warrants to each of the Issuer and the Co-Issuer as of the Closing Date, and agrees with the Issuer and the Co-Issuer that:

(a)                                 it understands that (i) the Notes have not been and shall not be registered under the Securities Act, and (ii) neither the Issuer nor the Co-Issuer are, and shall not be, registered as an “investment company” under the Investment Company Act;

(b)                                 it shall place the Notes only to persons that the European Co-Placement Agent reasonably believes are not U.S. Persons or U.S. residents for purposes of the Investment Company Act and that the sale, reoffer, resale, pledge or other transfer is being made in compliance with Regulation S; terms used in this paragraph have the meanings given to them by Regulation S or Rule 144A, as applicable;

(c)                                  it has not and shall not invite any member of the public in the Cayman Islands to subscribe for the Notes;

(d)                                 it acknowledges that purchases and resales of the Notes are restricted as described under “Transfer Restrictions” in the Offering Memorandum;

(e)                                  it acknowledges that the information relating solely to it furnished to the Issuer and the Co-Issuer specifically for use in the Offering Memorandum has been prepared by the European Co-Placement Agent and accordingly, the European Co-Placement Agent only assumes the responsibility for the accuracy, completeness or applicability of the information it has furnished;

(f)                                   in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), for any transaction which the European Co-Placement Agent sells as principal in connection with the initial placement of the Notes by the Co-Issuers, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), the European Co-Placement Agent has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time: (i) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (ii) to fewer than 100, or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant dealer or dealers nominated by the Co-Issuer for any such offer; or (iii) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes referred to in (i) to (iii) above requires the publication by the Issuer or the European Co-Placement Agent of a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this clause, the expression an “offer of Notes to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and the amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(g)                                  it represents and agrees that the Notes offered and placed in reliance on Regulation S have been and will be offered, placed and sold only in offshore transactions.  In connection therewith, it agrees that it has not offered, placed or sold and will not offer, place or sell the Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act;

(h)                                 no form of general solicitation or general advertising has been or will be used by it or any of its representatives in connection with the offer, placement and sale of any of the Securities; and

(i)                                     (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Terms used in this Section 5 that have meanings specified in Regulation S are used herein as so defined.

6.                                      Fees and Expenses.  The proceeds of the offering of the Securities shall be used to pay all expenses incurred in connection with the offering of the Securities, including the preparation and printing of the preliminary and final offering memoranda, the preparation, issuance and delivery of the Notes to the initial purchasers thereof, any fees charged by the Rating Agencies in rating the Notes and the fees of counsel to the Issuer and Co-Issuer, the European Co-Placement Agent, the Lead Placement Agent, the Preferred Shares Paying Agent, the fees of the Loan Obligation Manager, the Trustee and out-of-pocket expenses of the European Co-Placement Agent in the amount of $35,000.  In addition, the European Co-Placement Agent shall receive a fee of 0.5% of the aggregate principal amount of the sale of the Class A Notes and Class B Notes as set out on Schedule A (it being understood that no fee shall be payable to the European Co-Placement Agent with respect to Class B Notes or Preferred Shares purchased by the Loan Obligation Manager or its affiliates).

7.                                      Conditions Precedent to the Placement of the Notes.  The obligations of the European Co-Placement Agent hereunder are subject to the accuracy of the representations and warranties of each of the Issuer and the Co-Issuer contained in Section 4 hereof or in certificates of any of the respective officers of the Issuer or Co-Issuer delivered pursuant to the provisions hereof, to the performance by the Issuer and the Co-Issuer of their covenants and other obligations hereunder, and to the following further conditions precedent:

(a)                                 On the Closing Date, the European Co-Placement Agent shall have received the opinions, dated as of the Closing Date of Cadwalader, Wickersham & Taft LLP, special counsel to the Co-Issuers, Richards, Layton & Finger, P.A. counsel to the Co-Issuer and Maples and Calder, Cayman Islands counsel to the Issuer and the Co-Issuer, each in form and substance satisfactory to the European Co-Placement Agent and its counsel, and shall have received the opinions, dated as of the Closing Date, of Cadwalader, Wickersham & Taft LLP, special counsel to the Co-Issuers, as to certain U.S. insolvency law matters and certain security interest matters, in form and substance reasonably satisfactory to the European Co-Placement Agent.

(b)                                 On the Closing Date, the European Co-Placement Agent shall receive an opinion of Cadwalader, Wickersham & Taft LLP special US counsel to the Issuer, in form and substance satisfactory to the European Co-Placement Agent, to the effect that the Issuer is exempt from registration as an “investment company” under the Investment Company Act, and is not relying on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

(c)                                  On the Closing Date, (i) the Offering Materials, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Materials, any material adverse change or prospective material adverse change with respect to the Issuer, the Co-Issuer or the Assets; (iii) each of the Issuer and the Co-Issuer shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to this Agreement on or prior to the Closing Date; and (iv) the representations and warranties of the Issuer and the Co-Issuer in Section 4 shall be accurate and true and correct as though expressly made on and as of the Closing Date except as specifically set forth therein.

(d)                                 On the Closing Date, the European Co-Placement Agent shall have received a certificate of an authorized officer of ARCM, dated as of the Closing Date, substantially in the form attached hereto as Exhibit A.

(e)                                  On the Closing Date, the European Co-Placement Agent shall have received certificates of authorized officers of each Seller, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B.

(f)                                   On the Closing Date, the European Co-Placement Agent shall have received from Ernst & Young LLP a letter, dated as of the Closing Date in form and substance reasonably satisfactory to the European Co-Placement Agent, with respect to certain financial, statistical and other information contained in the data tape, the Offering Memorandum and in related materials and the composition of the Loan Obligations on the Closing Date.

(g)                                  The Co-Issuer shall have duly authorized, executed and delivered the Indenture and this Agreement.

(h)                                 The Issuer shall have duly authorized, executed and delivered the Indenture, the Preferred Shares Paying Agency Agreement, the Servicing Agreement, the Loan Obligation Management Agreement and each Loan Obligations Purchase Agreement.

(i)                                     ARCM shall have duly authorized, executed and delivered the Loan Obligation Management Agreement.

(j)                                    Each Seller shall have duly authorized, executed and delivered the applicable Loan Obligations Purchase Agreement.

(k)                                 Arbor Commercial Mortgage, LLC shall have duly authorized, executed and delivered the Servicing Agreement.

(l)                                     The Notes shall have been executed by the Issuer and the Co-Issuer and authenticated by the Trustee and the conditions precedent thereto, as set forth in the Indenture, shall have been satisfied.

(m)                             The Preferred Shares shall have been issued by the Issuer and the conditions precedent thereto, as set forth in the Preferred Shares Paying Agency Agreement and the Governing Documents, shall have been satisfied.

(n)                                 Prior to the placement of the Notes hereunder, the European Co-Placement Agent shall have received the opinions, dated as of the Closing Date, of the respective counsel to the Trustee, the Preferred Shares Paying Agent, the Loan Obligation Manager, the CLO Servicer, Arbor Realty SR, Inc. and ARMS Equity, each in form and substance reasonably satisfactory to the European Co-Placement Agent.

(o)                                 Prior to the placement of the Notes, the Issuer and Co-Issuer, as applicable, shall have obtained a letter signed by the Rating Agencies confirming that (i) the Class A Notes have been rated “Aaa(sf)” by Moody’s and “AAA(sf)” by DBRS, (ii) the Class B Notes have been rated at least “Baa2(sf)” by Moody’s and “BBB(sf)” by DBRS, and (iii) the Class C Notes have been rated at least “BBB(low)(sf)” by DBRS, and shall deliver copies of such letter to the European Co-Placement Agent.

(p)                                 The European Co-Placement Agent shall have received such further information, certificates, documents and opinions as it may have reasonably requested.

(q)                                 The Co-Issuers and DTC shall have executed and delivered one or more letters of representation with respect to the Notes each in a form reasonably satisfactory to the European Co-Placement Agent.

(r)                                    All of the Preferred Shares shall have been purchased by ARMS Equity on the Closing Date.

8.                                      Indemnification and Contribution.  (a)  Subject to the Priority of Payments set forth in Section 11.1 of the Indenture, the Co-Issuers shall indemnify and hold harmless the European Co-Placement Agent and each of its affiliates, their respective partners, officers, directors, agents and employees and each person who controls the European Co-Placement Agent or any of its affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “European Co-Placement Agent Indemnified Person”), to the full extent lawful, from and against any losses, claims, damages, liabilities or expenses, joint or several, as the same are incurred, to which the European Co-Placement Agent Indemnified Person may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) (1) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Materials or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state in the Offering Materials a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, other than the European Co-Placement Agent Information or (2) are based upon a breach by either of the Co-Issuers of any of its representations, warranties or agreements contained in this Agreement, and shall periodically reimburse the European Co-Placement Agent for any and all legal or other expenses reasonably incurred by the European Co-Placement Agent and each other European Co-Placement Agent Indemnified Person in connection with investigating or defending, settling, compromising or paying any such losses, claims, damages, liabilities, expenses or actions as such expenses are incurred; provided, however, that the foregoing indemnity with respect to any untrue statement contained in or any statement omitted from the Offering Memorandum (as the same may be amended or supplemented) shall not inure to the benefit of the European Co-Placement Agent, if (x) such loss, liability, claim, damage or expense resulted from the fact that the European Co-Placement Agent sold or placed Notes to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale or placement, as the case may be, a copy of the

Offering Memorandum, as then amended or supplemented, (y) the Issuer and the Co-Issuer shall have previously and timely furnished sufficient copies of the Offering Memorandum, as so amended or supplemented, to the European Co-Placement Agent in accordance with this Agreement and (z) the Offering Memorandum, as so amended or supplemented, would have corrected such untrue statement or omission.

(b)                                 The European Co-Placement Agent shall indemnify and hold harmless the Issuer and the Co-Issuer, each of their respective affiliates, their respective officers, directors, managers and each person controlling the Issuer and the Co-Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses, joint or several, as the same are incurred, to which the Issuer or the Co-Issuer may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the statements set forth in the European Co-Placement Agent Information or acts or omissions thereof or arise out of or are based upon the omission or alleged omission to state in such paragraphs a material fact necessary with respect to the European Co-Placement Agent or acts or omissions thereof to make the statements in such paragraphs, in the light of the circumstances under which they are made, not misleading.  For the avoidance of doubt, the European Co-Placement Agent shall not have any obligation to verify or monitor, or have any liability for, any statements set forth in the European Co-Placement Agent Information that has not been provided by the European Co-Placement Agent.

(c)                                  Promptly after receipt by an indemnified party under Section 8(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise under such subsection except to the extent it has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval of counsel by the indemnified party, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) for the indemnified party), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party at the expense of the indemnifying party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

(d)                                 If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as incurred as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Co-Issuers on the one hand and the European Co-Placement Agent on the other from the offering of the Notes.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Co-Issuers on the one hand and the European Co-Placement Agent on the other in connection with the statements or omissions or breaches of representations, warranties or agreements which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Co-Issuers on the one hand and by the European Co-Placement Agent on the other shall be in the same proportion as the total proceeds to the Co-Issuers from the sale of Securities bears to, as applicable, the underwriting discounts and commissions received by the European Co-Placement Agent. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 8(c) above, including the consequences of such failure, and whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Co-Issuers on the one hand or the European Co-Placement Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or breach. The Co-Issuers and the European Co-Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in Section 8(c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof). Notwithstanding the provisions of this Section 8(d), the European Co-Placement Agent shall not be required to contribute any amount in excess of the amount by which the amount of the discounts and commissions received by it or fees paid to it, as applicable, exceeds the amount of any damages which the European Co-Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation shall be entitled to a contribution from any person who was not guilty of such fraudulent misrepresentation.

9.                                      Duration, Termination and Assignment of this Agreement.  (a)  This Agreement shall become effective as of the date first written above and shall remain in force until terminated as provided in this Section 9.

(b)                                 This Agreement may be terminated by the European Co-Placement Agent at any time without the payment of any penalty by the European Co-Placement Agent, if there is a breach of any of the representations, warranties, covenants or agreements of the Issuer and the Co-Issuer hereunder or if any of the conditions set forth in Section 7 hereof have not been satisfied.

(c)                                  This European Co-Placement Agreement shall terminate in the event that on or after the date hereof, there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or in trading of the securities of the Loan Obligation Manager or any affiliate of the Loan Obligation Manager on any exchange or over-the-counter market; (ii) a general moratorium on commercial banking activities declared by either US federal or New York State authorities; or (iii) a change in the national or international monetary, financial, political or economic conditions or currency exchange rates or exchange controls, if the effect of any such event specified in this clause (iii) in the sole judgment of the European Co-Placement Agent makes it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum.

(d)                                 The Issuer shall pay all fees and expenses in connection with the offering, placement and sale of the Notes immediately following any termination of this Agreement pursuant to Section 9(c) hereof.

(e)                                  This Agreement is not assignable by any party hereto.

10.                               Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or faxed and confirmed to the parties as follows:

If to Chalkhill Partners LLP:

Chalkhill Partners

1 Knightsbridge Green

London SW1 7QA

United Kingdom

Attention: Cirine El Husseini

Telephone: +44 20 3155 1500

Fax: +44 20 3155 1599

If to the Issuer and the Co-Issuer:

Arbor Realty Collateralized Loan Obligation 2014-1, Ltd.

c/o MaplesFS Limited

Queensgate House

P.O. Box 1093

Queensgate House, KY1-1102

Grand Cayman, Cayman Islands

Attention: The Directors

Telephone: +1 (345) 945-7099

Fax: +1 (345) 945-7100

with a copy to the Loan Obligation Manager:

Arbor Realty Collateral Management, LLC

333 Earle Ovington Boulevard, 9th Floor

Uniondale, New York  11553

United States of America

Attention:  Executive Vice President, Structured Securitization

Telephone: +1 (212) 389-6546.

Fax: +1 (212) 389-6573

If to the Co-Issuer:

Arbor Realty Collateralized Loan Obligation 2014 1 LLC

c/o Puglisi & Associates

830 Library Avenue, Suite 204

Newark, Delaware 19711

United States of America

Attention:  Donald J. Puglisi

Telephone: +1 (302) 738-6680

Fax: +1 (302) 738-7210

Any party hereto may change the address for receipt of communications by giving written notice to the others.

11.                               Consent to Jurisdiction. Each of the parties hereto (i) agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Agreement or any other document or the transactions contemplated hereby or thereby may be instituted in any federal court in the City of New York, State of New York, U.S.A.; provided, however, that if a federal court in the City of New York declines jurisdiction for any reason, any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Agreement or any other document or the transactions contemplated hereby or thereby may be instituted in any state court in the City of New York, State of New York, U.S.A., (ii) irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding instituted in the City of New York, State of New York, U.S.A., (iii) irrevocably waives to the fullest extent permitted by law any claim that and agrees not to claim or plead in any court that any such action, suit or proceeding brought in a court in the City of New York, State of New York, U.S.A. has been brought in an inconvenient forum and (iv) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding or for recognition and enforcement of any judgment in respect thereof.

The Issuer and Co-Issuer individually hereby irrevocably and unconditionally designate and appoint CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011, U.S.A. (and any successor entity), as their respective authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon CT Corporation shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and shall be taken and held to be valid personal service upon it. Said designation and appointment shall be irrevocable. Nothing in this Section 11 shall affect the rights of the European Co-Placement Agent, its respective affiliates or any indemnified party to serve process in any manner permitted by law.  The Issuer and Co-Issuer further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation in full force and effect so long as the Notes are outstanding but in no event for a period longer than five years from the date of this Agreement. The Issuer and Co-Issuer hereby irrevocably and unconditionally authorize and direct CT Corporation to accept such service on their behalf. If for any reason CT Corporation ceases to be available to act as such, the Issuer and the Co-Issuer agree to designate a new agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the European Co-Placement Agent.

To the extent that either the Issuer or the Co-Issuer has or hereafter may acquire any immunity from jurisdiction of any court (including, without limitation, any court in the United States, the State of New York, Cayman Islands or any political subdivision thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Agreement, or any other documents or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives such immunity, and any defense based on such immunity, in respect of its obligations under the above-referenced documents and the transactions contemplated thereby, to the extent permitted by law.

12.                               Arms-Length Transaction.  The Issuer acknowledges and agrees that (i) Chalkhill Partners LLP and any affiliates are acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and the Co-Issuer with respect to the placement of the Notes pursuant to this Agreement and not as a financial advisor or a fiduciary to, or agent of, the Issuer and the Co-Issuer or the Co-Issuer or any other person, (ii) Chalkhill Partners LLP and any affiliates are not advising the Issuer and the Co-Issuer, the Co-Issuers or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction, (iii) the Issuers shall consult with their own advisors concerning any such matter and shall be responsible for making their own independent investigation and appraisal of any transactions contemplated by this Agreement, and the European Co-Placement Agent shall have no responsibility or liability to the Issuer and the Co-Issuer or the Co-Issuer with respect thereto, and (iv) any review by the

European Co-Placement Agent of the Issuer and the Co-Issuer, the Co-Issuer or any transactions contemplated by this Agreement or any other matters relating thereto will be performed solely for the benefit of the European Co-Placement Agent and shall not be on behalf of the Issuer and the Co-Issuer, the Co-Issuer or any other person.  The Issuer waives, to the fullest extent permitted by law, any and all claims it may have against the European Co-Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the European Co-Placement Agent shall have no liability (whether direct or indirect) to either of the Co-Issuers in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of such Co-Issuer.

13.                               Judgment Currency. If, pursuant to a judgment or order being made or registered against either the Issuer or the Co-Issuer, any payment under or in connection with this Agreement to the European Co-Placement Agent is made or satisfied in a currency (the “Judgment Currency”) other than in United States Dollars then, to the extent that the payment (when converted into United States Dollars at the rate of exchange on the date of payment or, if it is not practicable for the European Co-Placement Agent to purchase United States Dollars with the Judgment Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable to do so) actually received by the European Co-Placement Agent falls short of the amount due under the terms of this Agreement, the Issuer or the Co-Issuer, as applicable, shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the European Co-Placement Agent against the amount of such short fall and such indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  For the purpose of this Section 13, “rate of exchange” means the rate at which the European Co-Placement Agent is able on the relevant date to purchase United States Dollars with the Judgment Currency and shall take into account any premium and other costs of exchange.

14.                               Amendments to this Agreement.  This Agreement may be amended by the parties hereto only if such amendment is specifically approved in writing by the Issuer, the Co-Issuer and the European Co-Placement Agent.  The Co-Issuers must provide notice of any amendment or modification of this Agreement to the Rating Agencies rating the Notes at the time of any such amendment or modification.

15.                               Parties.  This Agreement shall inure to the benefit of and be binding upon the European Co-Placement Agent, the Co-Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the European Co-Placement Agent and the Co-Issuers and their respective successors and affiliates and the controlling persons and partners, officers, directors, agents and employees referred to in Section 8, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the European Co-Placement Agent, the Co-Issuers, each of their respective affiliates and their respective successors, and said controlling persons and officers, directors and managers and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

16.                               Governing Law.  This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law principles thereof.

17.                               Counterparts.  This Agreement may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

18.                               Representations, Warranties and Indemnities to Survive Delivery.  The respective representations, warranties and indemnities of the Issuer and the Co-Issuer, their respective officers and of the European Co-Placement Agent set forth in or made pursuant to, this Agreement, including any warranty relating to the payment of expenses owed to the European Co-Placement Agent hereunder shall remain in full force and effect and shall survive delivery of and payment for the Securities and any termination of this Agreement.

19.                               No Petition Agreement. The European Co-Placement Agent agrees that, so long as any Note is outstanding and for a period of one year plus one day or, if longer, the applicable preference period then in effect after payment in full of all amounts payable under or in respect of the Transaction Documents and no event of default has occurred, it shall not institute against or join or assist any other Person in instituting against, any of the Issuer and the Co-Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law of any jurisdiction. This Section 19 shall survive any termination of this Agreement.

20.                               Non-Recourse Agreement. Notwithstanding any other provision of this Agreement, all obligations of the Issuer or the Co-Issuer arising hereunder or in connection herewith are limited in recourse to the Pledged Obligations and to the extent the proceeds of the Pledged Obligations, when applied in accordance with the Priority of Payments, are insufficient to meet the obligations of the Issuer or the Co-Issuer hereunder in full, the Issuer or the Co-Issuer shall have no further liability in respect of any such outstanding obligations and any claims against the Issuer or the Co-Issuer shall be extinguished and shall not thereafter revive.  The European Co-Placement Agent hereby agrees and acknowledges that the obligations of the Co-Issuers hereunder are solely the corporate obligations of the Co-Issuer and that no recourse shall be had against any officer, director, employee, shareholder, limited partner or incorporator of the Co-Issuers for any amounts payable hereunder.  This Section 20 shall survive any termination of this Agreement.

21.                               Taxes.  The Issuer shall not be obligated to pay any additional amounts to the holders or beneficial owners of any Note as a result of withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges with respect to such Notes.

22.                               Entire Agreement.  This Agreement constitutes the entire understanding and agreement among the parties hereto and supercedes any and all prior understandings amongst them relating to the subject matter hereof (apart from the letter agreement dated April 10 2014 between Arbor Realty Trust, Inc. and Chalkhill Partners LLP, which shall remain in full force and effect in accordance with its terms).

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Placement Agreement as of the day and year first above written.

ARBOR REALTY COLLATERALIZED LOAN OBLIGATION 2014-1, LTD,
as Issuer

By:	/s/ Jarladth Travers
Name: Jarladth Travers
Title: Director

ARBOR REALTY COLLATERALIZED LOAN OBLIGATION 2014-1, LLC,
as Co-Issuer

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Independent Manager

CHALKHILL PARTNERS LLP,
as European Co-Placement Agent

By:	/s/ Stewart Booth
Name: Stewart Booth
Title: Partner

EXHIBIT A

ARBOR REALTY COLLATERAL MANAGEMENT, LLC

Officer’s Certificate

The undersigned,                                         , pursuant to Section 7(c) of that certain Placement Agreement dated as of April 17, 2014, by and among Arbor Realty Collateralized Loan Obligation 2014-1, Ltd., Arbor Realty Collateralized Loan Obligation 2014 1 LLC, and Chalkhill Partners LLP (the “European Co-Placement Agreement”) does HEREBY CERTIFY that:

(a)                                 The Loan Obligation Manager (i) is a limited liability company, duly organized, is validly existing and is in good standing under the laws of the State of Delaware, (ii) has full power and authority to own its assets and to transact the business in which it is currently engaged, and (iii) is duly qualified and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of the Loan Obligation Management Agreement and the Indenture would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Loan Obligation Manager or on the ability of the Loan Obligation Manager to perform its obligations thereunder, or on the validity or enforceability of, the Loan Obligation Management Agreement and the provisions of the Indenture applicable to the Loan Obligation Manager; the Loan Obligation Manager has full power and authority to execute, deliver and perform the Loan Obligation Management Agreement and its obligations thereunder and the provisions of the Indenture applicable to it; the Loan Obligation Management Agreement has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding agreement of the Loan Obligation Manager, enforceable against it in accordance with the terms thereof, except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(b)                                 Neither the Loan Obligation Manager nor any of its Affiliates is in violation of any Federal or state securities law or regulation promulgated thereunder that would have a material adverse effect upon the ability of the Loan Obligation Manager to perform its duties under the Loan Obligation Management Agreement or the Indenture, and there is no charge, investigation, action, suit or proceeding before or by any court or regulatory agency pending or, to the best knowledge of the Loan Obligation Manager, threatened which could reasonably be expected to have a material adverse effect upon the ability of the Loan Obligation Manager to perform its duties under the Loan Obligation Management Agreement or the Indenture;

(c)                                  Neither the execution and delivery of the Loan Obligation Management Agreement nor the performance by the Loan Obligation Manager of its duties thereunder or under the Indenture conflicts with or will violate or result in a breach or violation of any of the

Exhibit A-1

terms or provisions of, or constitutes a default under: (i) the limited liability company agreement of the Loan Obligation Manager, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Loan Obligation Manager is a party or is bound, (iii) any law, decree, order, rule or regulation applicable to the Loan Obligation Manager of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over the Loan Obligation Manager or its properties, and which would have, in the case of any of (i), (ii) or (iii) of this subsection (c), either individually or in the aggregate, a material adverse effect on the business, operations, assets or financial condition of the Loan Obligation Manager or the ability of the Loan Obligation Manager to perform its obligations under the Loan Obligation Management Agreement or the Indenture;

(d)                                 No consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by the Loan Obligation Manager of its duties under the Loan Obligation Management Agreement and under the Indenture, except such as have been duly made or obtained;

(e)                                  The Offering Memorandum, as of the date thereof (including as of the date of any supplement thereto) and as of the Closing Date does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)                                   On the Closing Date, there shall not have been, since the respective dates as of which information is given in the Offering Materials, any material adverse change or prospective material adverse change with respect to the Issuer, the Co-Issuer or the pool of Assets; and

(g)                                  The Loan Obligation Manager is registered as an investment adviser under the United States Investment Advisers Act of 1940, as amended.

Capitalized terms not set forth herein shall have the meaning ascribed thereto in the Indenture.

Exhibit A-2

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 17th day of April, 2014.

ARBOR REALTY COLLATERAL MANAGEMENT, LLC

By:
Name:
Title:

Exhibit A-3

EXHIBIT B

[•]

 Officer’s Certificate

The undersigned,                                         , pursuant to Section 7(c) of that certain Placement Agreement dated as of April 17, 2014, by and among Arbor Realty Collateralized Loan Obligation 2014-1, Ltd., Arbor Realty Collateralized Loan Obligation 2014-1 LLC, Arbor Realty Collateralized Loan Obligation 2014 1 LLC, and Chalkhill Partners Limited (the “European Co-Placement Agreement”) does HEREBY CERTIFY that:

(a)                                 [•] (“Seller”) (i) is a corporation, duly incorporated, is validly existing and is in good standing under the laws of the State of [•], (ii) has full power and authority to own its assets and to transact the business in which it is currently engaged, and (iii) is duly qualified and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of the Loan Obligation Purchase Agreement and the Indenture would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of Seller or on the ability of Seller to perform its obligations thereunder, or on the validity or enforceability of, the Loan Obligation Purchase Agreement and the provisions of the Indenture applicable to Seller; Seller has full power and authority to execute, deliver and perform the Loan Obligation Purchase Agreement and its obligations thereunder and the provisions of the Indenture applicable to it; the Loan Obligation Purchase Agreement has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding agreement of Seller, enforceable against it in accordance with the terms thereof, except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(b)                                 Neither Seller nor any of its Affiliates is in violation of any Federal or state securities law or regulation promulgated thereunder that would have a material adverse effect upon the ability of Seller to perform its duties under the Loan Obligation Purchase Agreement or the Indenture, and there is no charge, investigation, action, suit or proceeding before or by any court or regulatory agency pending or, to the best knowledge of Seller, threatened which could reasonably be expected to have a material adverse effect upon the ability of Seller to perform its duties under the Loan Obligation Purchase Agreement or the Indenture;

(c)                                  Neither the execution and delivery of the Loan Obligation Purchase Agreement nor the performance by Seller of its duties thereunder or under the Indenture conflicts with or will violate or result in a breach or violation of any of the terms or provisions of, or constitutes a default under: (i) the articles of incorporation or by-laws of Seller, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which Seller is a party or is bound, (iii) any law, decree, order, rule or regulation applicable to Seller of any

Exhibit B-1

court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over Seller or its properties, and which would have, in the case of any of (i), (ii) or (iii) of this subsection (c), either individually or in the aggregate, a material adverse effect on the business, operations, assets or financial condition of Seller or the ability of Seller to perform its obligations under the Loan Obligation Purchase Agreement or the Indenture;

(d)                                 No consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by Seller of its duties under the Loan Obligation Purchase Agreement and under the Indenture, except such as have been duly made or obtained; and

(e)                                  With respect to any information in the Offering Memorandum regarding Seller, the Offering Memorandum, as of the date thereof (including as of the date of any supplement thereto) and as of the Closing Date does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Capitalized terms not set forth herein shall have the meaning ascribed thereto in the Indenture.

Exhibit B-2

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 17th day of April, 2014.

[•]

By:
Name:
Title:

Exhibit B-3

SCHEDULE A

Notes	Principal Amount to be placed by the European Co-Placement Agent pursuant to Regulation S
Class A Notes	$25,000,000
Class B Notes	$1,000,000

Schedule A-1